Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER SALES UP 24% TO $17.09 BILLION

SEATTLE—(BUSINESS WIRE)—October 24, 2013—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2013.

Operating cash flow increased 48% to $4.98 billion for the trailing twelve months, compared with $3.37 billion for the trailing twelve months ended September 30, 2012. Free cash flow decreased 63% to $388 million for the trailing twelve months, compared with $1.06 billion for the trailing twelve months ended September 30, 2012. Free cash flow for the trailing twelve months ended September 30, 2013 includes fourth quarter 2012 cash outflows for purchases of corporate office space and property in Seattle, Washington, of $1.4 billion.

Common shares outstanding plus shares underlying stock-based awards totaled 475 million on September 30, 2013, compared with 469 million one year ago.

Net sales increased 24% to $17.09 billion in the third quarter, compared with $13.81 billion in third quarter 2012. Excluding the $332 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales grew 26% compared with third quarter 2012.

Operating loss was $25 million in the third quarter, compared with an operating loss of $28 million in third quarter 2012. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating loss was $7 million.

Net loss was $41 million in the third quarter, or $0.09 per diluted share, compared with a net loss of $274 million, or $0.60 per diluted share, in third quarter 2012. The third quarter 2012 includes a loss of $169 million, or $0.37 per diluted share, related to our equity-method share of the losses reported by LivingSocial, primarily attributable to its impairment charge of certain assets, including goodwill.

“It’s been a busy few months—we launched a new Paperwhite and new Kindle Fires to positive reviews and surprised people with the revolutionary Mayday button – average Mayday response times are just 11 seconds!” said Jeff Bezos, founder and CEO of Amazon.com. “And that’s not all. In the last 90 days, our AWS team got back to work on a big government contract, we brought 8 million square feet of fulfillment center capacity online, deployed 1,382 Kiva robots in three FCs, provided a new venue for artists to reach customers, signed up millions of new Prime members, announced Kindle MatchBook, Login & Pay, and nine new original TV pilots, joined the Code.org coalition, acquired TenMarks – a company that helps kids with math, scored a win for customers who want to use Kindles on airplanes even during takeoff and landing (also, a big hat tip to Nick Bilton on that one), began hiring and training 70,000 new U.S. FC employees to help serve customers this holiday season, and saw the Kindle Million Club grow to include 14 KDP authors.”

Highlights

•	Amazon introduced the third generation of Kindle Fire—the all-new Kindle Fire HDX. The new Kindle Fire HDX tablets combine groundbreaking hardware, the latest version of Fire OS, and exclusive new features and services like X-Ray for Music, Second Screen, Prime Instant Video downloads, and the revolutionary new Mayday button.

•	The new Kindle Fire HDX family features stunning exclusive display with exceptional pixel density (323 ppi for 7”, 339 ppi for 8.9”), a powerful quad-core processor running at 2.2 GHz with over 3x the processing power compared to the previous generation, and a startlingly light design—at just 13.2 ounces, the 8.9” Kindle Fire HDX is the lightest large-screen tablet, 34% lighter than the previous generation.

•	Amazon also introduced the new $139 Kindle Fire HD, with a slimmer and lighter design, HD display, high-performance processor, and dual speakers with Dolby Digital Plus audio.

•	Kindle Fire HDX includes the new Mayday button, delivering revolutionary live tech support—one touch connects you to an Amazon expert who can guide you remotely through any feature—24x7, 365 days a year, and it’s free.

•	Amazon introduced new enterprise and productivity features in Fire OS 3.0 “Mojito,” – the next generation of software and services that powers the Kindle Fire tablets – including encryption, secure Wi-Fi, a native VPN client, Kerberos support for Intranet access, integration with leading Mobile Device Management (MDM) solutions, a new email client, built-in OfficeSuite support and wireless printing capabilities. These features will be available on the new Kindle Fire HD and Kindle Fire HDX.

•	Amazon announced that the world’s best-selling e-reader—Kindle Paperwhite—is getting even better. The all-new Kindle Paperwhite features new display technology with higher contrast, the next generation built-in light, a faster processor, the latest touch technology, and exclusive new features designed from the ground up for readers, including Kindle Page Flip, Goodreads, Kindle FreeTime, Smart Lookup, Vocabulary Builder, and more.

•	Amazon introduced Kindle MatchBook, a new benefit that gives customers the option to buy—for $2.99, $1.99, $0.99, or free—the Kindle edition of the print books they have purchased new from Amazon. Print purchases all the way back to 1995—when Amazon first opened its online bookstore—will qualify once a publisher enrolls a title in Kindle MatchBook.

•	Amazon launched the Mexico Kindle Store, offering Mexican customers over 2 million titles, hundreds of thousands of which are exclusive, and more than 70,000 in Spanish. In addition, Amazon announced that Kindle and Kindle Paperwhite are now on sale locally in Mexico at Gandhi stores. For more details, visit www.amazon.com.mx.

•	Building on a successful first round of pilots last April, Amazon announced it has given the green light for the production of six new pilots for kids, as well as three new half-hour pilots created by a mix of Oscar, Emmy and Tony-nominated writers. Customers will be invited to watch, provide feedback and help determine which pilots should be produced as series to air exclusively on Prime Instant Video and Amazon’s LOVEFiLM in the UK in 2014.

•	Amazon launched Appstore Developer Select, a program for developers who optimize their apps and games for Amazon’s Appstore and Fire OS. Developers in the Appstore Developer Select program will receive a broad range of marketing and economic benefits that will help improve app discovery and increase sales even further. Appstore Developer Select apps receive premium placement in the Amazon Appstore, 500,000 ad impressions on the Amazon Mobile Ad Network, and automatic inclusion in the Amazon Appstore Coins Reward category. Customers will receive Amazon Coins when they purchase Appstore Developer Select apps, games, and in-app items. Developers in the program also receive credits equaling 25% off their first $2,000 in AWS services annually.

•	Amazon released Login and Pay with Amazon, a new service that streamlines how customers transact with online merchants, allowing participating companies to empower customers to go from browsing to buying in just a few clicks using their Amazon account information.

•	Amazon.com, Inc. announced the launch of Amazon Art, a marketplace that gives customers direct access to more than 40,000 works of fine art from over 150 galleries and dealers. The store is one of the largest online collections of original and limited edition artwork for purchase directly from galleries and dealers. The new store features easy-to-use discovery tools to help open the art world to customers and offers detailed information about the works of art from galleries of all sizes.

•	Amazon is creating more than 70,000 full-time seasonal jobs across its U.S. fulfillment centers this holiday season in order to meet an increase in customer demand. In 2012, Amazon converted thousands of seasonal employees into regular, full-time roles after the holidays, and expects to do the same this year. On average, seasonal employees earn 94 percent of Amazon fulfillment center employee starting wages and are eligible for health care benefits.

•	Amazon.com, Inc. acquired TenMarks, a company that is helping teachers and parents deliver innovative mathematics curriculum to students across the country.

•	Since launching the marketplace website Amazon.in last quarter, Amazon has rapidly added more selection to serve customers in India with 10 new categories launched in less than 120 days – Kindle, Consumer Electronics, Mobile Phones & Accessories, Computers & Accessories, Toys, Baby, Personal and Health Care Appliances, Watches, Fashion Jewelry, and Home and Kitchen. With Amazon.in customers can shop with ease and confidence from over nine million books, over 130,000 products from hundreds of brands, and more than 1.9 million eBooks from a constantly expanding group of retailers.

•	Amazon Web Services (AWS) introduced more than 15 new features and enhancements to its fully managed relational and NoSQL database services. Amazon Relational Database Service (RDS) now supports Oracle Statspack performance diagnostics and has expanded MySQL support, including capabilities for zero downtime data migration. Enhancements to Amazon DynamoDB include new cross-region support, a local test tool, and location-based query capabilities.

•	AWS continued to bolster its management services, making it easier to provision and manage more AWS resources with AWS CloudFormation and AWS OpsWorks, which both added support for Amazon Virtual Private Cloud (VPC). AWS also enhanced the AWS Console mobile app and introduced a new Command Line Interface.

•	AWS continued to gain momentum in the public sector and now has more than 2,400 education institutions and 600 government agencies as customers, including recent new projects with customers such as the U.S. Federal Drug Administration.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of October 24, 2013, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Fourth Quarter 2013 Guidance

•	Net sales are expected to be between $23.5 billion and $26.5 billion, or to grow between 10% and 25% compared with fourth quarter 2012.

•	Operating income (loss) is expected to be between $(500) million and $500 million, compared to $405 million in fourth quarter 2012.

•	This guidance includes approximately $350 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions, and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, payments, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle Paperwhite is the world’s best-selling and most advanced e-reader. It features new display technology with higher contrast, the next generation built-in light, a faster processor, the latest touch technology, and exclusive new features designed from the ground up for readers. Kindle, the lightest and smallest Kindle, features improved fonts and faster page turns. The new Kindle Fire HDX features a stunning exclusive 7” or 8.9” HDX display, a quad-core 2.2 GHz processor, 2x more memory, and 11 hours of battery life, as well as exclusive new features of Fire OS 3.0 including X-Ray for Music, Second Screen, Prime Instant Video downloads, and the revolutionary new Mayday button. The all-new Kindle Fire HD includes an HD display, high-performance processor and dual speakers at a breakthrough price.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, and www.amazon.com.mx. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2013	2012	2013	2012	2013	2012
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$3,704	$2,335	$8,084	$5,269	$2,980	$2,823
OPERATING ACTIVITIES:
Net income (loss)	(41)	(274)	34	(137)	132	40
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization	834	554	2,291	1,497	2,953	1,856
Stock-based compensation	281	217	808	597	1,043	756
Other operating expense (income), net	11	40	74	118	110	161
Losses (gains) on sales of marketable securities, net	1	(4)	1	(8)	—	(8)
Other expense (income), net	5	157	115	153	214	137
Deferred income taxes	11	(36)	(47)	(117)	(195)	(50)
Excess tax benefits from stock-based compensation	—	(66)	—	(190)	(239)	(191)
Changes in operating assets and liabilities:
Inventories	(586)	(647)	(80)	(25)	(1,054)	(1,285)
Accounts receivable, net and other	(125)	(416)	393	164	(632)	(913)
Accounts payable	947	1,223	(3,240)	(2,856)	1,686	1,828
Accrued expenses and other	(72)	96	(853)	(373)	558	703
Additions to unearned revenue	672	472	1,872	1,251	2,417	1,609
Amortization of previously unearned revenue	(550)	(373)	(1,471)	(975)	(2,016)	(1,275)

Net cash provided by (used in) operating activities	1,388	943	(103)	(901)	4,977	3,368
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(1,038)	(716)	(2,565)	(1,759)	(4,589)	(2,310)
Acquisitions, net of cash acquired, and other	(1)	(37)	(252)	(711)	(287)	(759)
Sales and maturities of marketable securities and other investments	494	742	1,791	3,731	2,296	4,643
Purchases of marketable securities and other investments	(518)	(358)	(2,406)	(1,774)	(3,934)	(3,556)

Net cash provided by (used in) investing activities	(1,063)	(369)	(3,432)	(513)	(6,514)	(1,982)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	—	66	—	190	239	191
Common stock repurchased	—	—	—	(960)	—	(1,237)
Proceeds from long-term debt and other	25	109	132	300	3,189	343
Repayments of long-term debt, capital lease, and finance lease obligations	(255)	(144)	(728)	(437)	(858)	(537)

Net cash provided by (used in) financing activities	(230)	31	(596)	(907)	2,570	(1,240)
Foreign-currency effect on cash and cash equivalents	73	40	(81)	32	(141)	11

Net increase (decrease) in cash and cash equivalents	168	645	(4,212)	(2,289)	892	157

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,872	$2,980	$3,872	$2,980	$3,872	$2,980

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$8	$7	$60	$21	$70	$25
Cash paid for income taxes (net of refunds)	23	21	143	60	195	75
Property and equipment acquired under capital leases	526	207	1,313	564	1,552	751
Property and equipment acquired under build-to-suit leases	269	14	663	46	647	85

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net product sales	$13,808	$11,546	$39,831	$33,586
Net services sales	3,284	2,260	9,034	6,239

Total net sales	17,092	13,806	48,865	39,825
Operating expenses (1):
Cost of sales	12,366	10,319	35,375	29,834
Fulfillment	2,034	1,510	5,667	4,161
Marketing	694	540	2,001	1,557
Technology and content	1,734	1,192	4,703	3,219
General and administrative	278	230	810	662
Other operating expense (income), net	11	43	74	121

Total operating expenses	17,117	13,834	48,630	39,554

Income (loss) from operations	(25)	(28)	235	271
Interest income	9	10	28	32
Interest expense	(36)	(22)	(102)	(65)
Other income (expense), net	9	18	(107)	(31)

Total non-operating income (expense)	(18)	6	(181)	(64)

Income (loss) before income taxes	(43)	(22)	54	207
Benefit (provision) for income taxes	12	(83)	18	(234)
Equity-method investment activity, net of tax	(10)	(169)	(38)	(110)

Net income (loss)	$(41)	$(274)	$34	$(137)

Basic earnings per share	$(0.09)	$(0.60)	$0.08	$(0.30)

Diluted earnings per share	$(0.09)	$(0.60)	$0.07	$(0.30)

Weighted average shares used in computation of earnings per share:
Basic	457	452	456	452

Diluted	457	452	464	452

(1) Includes stock-based compensation as follows:
Fulfillment	$70	$56	$213	$149
Marketing	23	16	63	43
Technology and content	154	112	428	310
General and administrative	34	33	104	95

AMAZON.COM, INC.

Consolidated Statements Of Comprehensive Income (Loss)

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss)	$(41)	$(274)	$34	$(137)
Other comprehensive income:
Foreign currency translation adjustments, net of tax of $(1), $4, $(14), and $(17)	111	30	41	16
Net change in unrealized gains on available-for-sale securities:
Unrealized gains (losses), net of tax of $(1), $(1), $3, and $(4)	1	5	(8)	11
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax effect of $0, $1, $(1) and $2	1	(3)	—	(7)

Net unrealized gains (losses) on available-for-sale securities	2	2	(8)	4

Total other comprehensive income	113	32	33	20

Comprehensive income (loss)	$72	$(242)	$67	$(117)

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
North America
Net sales	$10,301	$7,884	$29,186	$22,638
Segment operating expenses (1)	10,006	7,593	28,024	21,655

Segment operating income	$295	$291	$1,162	$983

International
Net sales	$6,791	$5,922	$19,679	$17,187
Segment operating expenses (1)	6,819	5,981	19,724	17,181

Segment operating income (loss)	$(28)	$(59)	$(45)	$6

Consolidated
Net sales	$17,092	$13,806	$48,865	$39,825
Segment operating expenses (1)	16,825	13,574	47,748	38,836

Segment operating income	267	232	1,117	989
Stock-based compensation	(281)	(217)	(808)	(597)
Other operating income (expense), net	(11)	(43)	(74)	(121)

Income (loss) from operations	(25)	(28)	235	271
Total non-operating income (expense)	(18)	6	(181)	(64)
Benefit (provision) for income taxes	12	(83)	18	(234)
Equity-method investment activity, net of tax	(10)	(169)	(38)	(110)

Net income (loss)	$(41)	$(274)	$34	$(137)

Segment Highlights:
Y/Y net sales growth:
North America	31%	33%	29%	35%
International	15	20	15	24
Consolidated	24	27	23	30
Y/Y segment operating income growth (decline):
North America	1%	102%	18%	52%
International	(52)	(151)	(854)	(99)
Consolidated	15	(11)	13	(11)
Net sales mix:
North America	60%	57%	60%	57%
International	40	43	40	43

	100%	100%	100%	100%

(1)	Represents operating expenses, excluding stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Sales:
North America
Media	$2,609	$2,215	$7,295	$6,285
Electronics and other general merchandise	6,732	5,061	19,337	14,771
Other (1)	960	608	2,554	1,582

Total North America	$10,301	$7,884	$29,186	$22,638

International
Media	$2,424	$2,385	$7,193	$7,142
Electronics and other general merchandise	4,316	3,497	12,340	9,924
Other (1)	51	40	146	121

Total International	$6,791	$5,922	$19,679	$17,187

Consolidated
Media	$5,033	$4,600	$14,488	$13,427
Electronics and other general merchandise	11,048	8,558	31,677	24,695
Other (1)	1,011	648	2,700	1,703

Total consolidated	$17,092	$13,806	$48,865	$39,825

Year-over-year Percentage Growth:
North America
Media	18%	15%	16%	16%
Electronics and other general merchandise	33	39	31	42
Other	58	64	61	63
Total North America	31	33	29	35
International
Media	2%	7%	1%	12%
Electronics and other general merchandise	23	30	24	35
Other	28	7	21	15
Total International	15	20	15	24
Consolidated
Media	9%	11%	8%	14%
Electronics and other general merchandise	29	36	28	39
Other	56	59	59	58
Total consolidated	24	27	23	30
Year-over-year Percentage Growth:
Excluding the effect of exchange rates
International
Media	9%	12%	7%	15%
Electronics and other general merchandise	28	39	30	41
Other	32	13	26	20
Total International	20	27	20	29
Consolidated
Media	13%	14%	12%	16%
Electronics and other general merchandise	31	39	30	41
Other	56	60	59	59
Total consolidated	26	30	25	32
Consolidated Net Sales Mix:
Media	29%	33%	30%	34%
Electronics and other general merchandise	65	62	65	62
Other	6	5	5	4

Total consolidated	100%	100%	100%	100%

(1)	Includes sales from non-retail activities, such as AWS in the North America segment, advertising services, and our co-branded credit card agreements in both segments.

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,872	$8,084
Marketable securities	3,817	3,364
Inventories	6,068	6,031
Accounts receivable, net and other	3,057	3,364
Deferred tax assets	520	453

Total current assets	17,334	21,296
Property and equipment, net	9,991	7,060
Deferred tax assets	128	123
Goodwill	2,635	2,552
Other assets	1,773	1,524

Total assets	$31,861	$32,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,037	$13,318
Accrued expenses and other	6,098	5,684

Total current liabilities	16,135	19,002
Long-term debt	3,043	3,084
Other long-term liabilities	3,596	2,277
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 481 and 478
Outstanding shares — 458 and 454	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	9,175	8,347
Accumulated other comprehensive loss	(206)	(239)
Retained earnings	1,950	1,916

Total stockholders’ equity	9,087	8,192

Total liabilities and stockholders’ equity	$31,861	$32,555

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$3,368	$4,180	$4,245	$4,532	$4,977	48%
Purchases of property and equipment (incl. internal-use software & website development) — TTM	$2,310	$3,785	$4,068	$4,267	$4,589	99%
Free cash flow (operating cash flow less purchases of property and equipment) — TTM	$1,058	$395	$177	$265	$388	(63)%
Free cash flow — TTM Y/Y growth (decline)	(31)%	(81)%	(85)%	(76)%	(63)%	N/A
Invested capital (1)	$10,392	$11,181	$12,019	$13,115	$14,306	38%
Return on invested capital (2)	10%	4%	1%	2%	3%	N/A
Common shares and stock-based awards outstanding	469	470	471	474	475	1%
Common shares outstanding	453	454	455	457	458	1%
Stock awards outstanding	16	16	16	17	17	7%
Stock awards outstanding — % of common shares outstanding	3.6%	3.5%	3.4%	3.8%	3.8%	N/A
Results of Operations
Worldwide (WW) net sales	$13,806	$21,268	$16,070	$15,704	$17,092	24%
WW net sales — Y/Y growth, excluding F/X	30%	23%	24%	25%	26%	N/A
WW net sales — TTM	$57,256	$61,093	$63,978	$66,848	$70,133	22%
WW net sales — TTM Y/Y growth, excluding F/X	33%	29%	27%	25%	25%	N/A
Operating income (loss)	$(28)	$405	$181	$79	$(25)	(9)%
Operating income — Y/Y growth (decline), excluding F/X	(137)%	59%	1%	(9)%	(33)%	N/A
Operating margin — % of WW net sales	(0.2)%	1.9%	1.1%	0.5%	(0.1)%	N/A
Operating income — TTM	$531	$676	$665	$637	$640	21%
Operating income — TTM Y/Y growth (decline), excluding F/X	(48)%	(15)%	(6)%	3%	27%	N/A
Operating margin — TTM % of WW net sales	0.9%	1.1%	1.0%	1.0%	0.9%	N/A
Net income (loss)	$(274)	$97	$82	$(7)	$(41)	(85)%
Net income (loss) per diluted share	$(0.60)	$0.21	$0.18	$(0.02)	$(0.09)	(85)%
Net income (loss) — TTM	$40	$(39)	$(87)	$(101)	$132	229%
Net income (loss) per diluted share — TTM	$0.09	$(0.09)	$(0.19)	$(0.22)	$0.28	227%
Segments
North America Segment:
Net sales	$7,884	$12,175	$9,391	$9,495	$10,301	31%
Net sales — Y/Y growth, excluding F/X	33%	23%	26%	30%	31%	N/A
Net sales — TTM	$32,540	$34,813	$36,777	$38,945	$41,361	27%
Operating income	$291	$608	$457	$409	$295	1%
Operating margin — % of North America net sales	3.7%	5%	4.9%	4.3%	2.9%	N/A
Operating income — TTM	$1,268	$1,592	$1,700	$1,766	$1,770	40%
Operating income — TTM Y/Y growth, excluding F/X	34%	71%	72%	58%	40%	N/A
Operating margin — TTM % of North America net sales	3.9%	4.6%	4.6%	4.5%	4.3%	N/A
International Segment:
Net sales	$5,922	$9,093	$6,679	$6,209	$6,791	15%
Net sales — Y/Y growth, excluding F/X	27%	23%	21%	20%	20%	N/A
Net sales — TTM	$24,716	$26,280	$27,201	$27,903	$28,772	16%
Net sales — TTM % of WW net sales	43%	43%	43%	42%	41%	N/A
Operating income (loss)	$(59)	$70	$(16)	$—	$(28)	(52)%
Operating margin — % of International net sales	(1.0)%	0.8%	(0.2)%	—%	(0.4)%	N/A
Operating income (loss) — TTM	$183	$76	$11	$(6)	$25	(86)%
Operating income — TTM Y/Y growth (decline), excluding F/X	(68)%	(77)%	(83)%	(82)%	(56)%	N/A
Operating margin — TTM % of International net sales	0.7%	0.3%	—%	—%	0.1%	N/A
Consolidated Segments:
Operating expenses (3)	$13,574	$20,590	$15,629	$15,295	$16,825	24%
Operating expenses — TTM (3)	$55,805	$59,425	$62,267	$65,087	$68,338	22%
Operating income	$232	$678	$441	$409	$267	15%
Operating margin — % of Consolidated sales	1.7%	3.2%	2.7%	2.6%	1.6%	N/A
Operating income — TTM	$1,451	$1,668	$1,711	$1,760	$1,795	24%
Operating income — TTM Y/Y growth (decline), excluding F/X	(15)%	7%	15%	21%	26%	N/A
Operating margin — TTM % of Consolidated net sales	2.5%	2.7%	2.7%	2.6%	2.6%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,215	$2,903	$2,513	$2,173	$2,609	18%
Media — Y/Y growth, excluding F/X	15%	13%	14%	16%	18%	N/A
Media — TTM	$8,847	$9,189	$9,506	$9,805	$10,199	15%
Electronics and other general merchandise	$5,061	$8,503	$6,128	$6,478	$6,732	33%
Electronics and other general merchandise — Y/Y growth, excluding F/X	39%	24%	28%	31%	33%	N/A
Electronics and other general merchandise — TTM	$21,652	$23,273	$24,629	$26,169	$27,840	29%
Electronics and other general merchandise — TTM % of North America net sales	67%	67%	67%	67%	67%	N/A
Other	$608	$769	$750	$844	$960	58%
Other — TTM	$2,041	$2,351	$2,642	$2,971	$3,322	63%
Supplemental International Segment Net Sales:
Media	$2,385	$3,611	$2,545	$2,224	$2,424	2%
Media — Y/Y growth, excluding F/X	12%	7%	7%	7%	9%	N/A
Media — TTM	$10,590	$10,753	$10,785	$10,764	$10,803	2%
Electronics and other general merchandise	$3,497	$5,431	$4,086	$3,937	$4,316	23%
Electronics and other general merchandise — Y/Y growth, excluding F/X	39%	37%	32%	29%	28%	N/A
Electronics and other general merchandise — TTM	$13,956	$15,355	$16,238	$16,952	$17,771	27%
Electronics and other general merchandise — TTM % of International net sales	56%	58%	60%	61%	62%	N/A
Other	$40	$51	$48	$48	$51	28%
Other — TTM	$170	$172	$178	$187	$198	16%
Supplemental Worldwide Net Sales:
Media	$4,600	$6,514	$5,058	$4,397	$5,033	9%
Media — Y/Y growth, excluding F/X	14%	10%	10%	11%	13%	N/A
Media — TTM	$19,437	$19,942	$20,291	$20,569	$21,002	8%
Electronics and other general merchandise	$8,558	$13,934	$10,214	$10,415	$11,048	29%
Electronics and other general merchandise — Y/Y growth, excluding F/X	39%	29%	30%	30%	31%	N/A
Electronics and other general merchandise — TTM	$35,608	$38,628	$40,867	$43,121	$45,611	28%
Electronics and other general merchandise — TTM % of WW net sales	62%	63%	64%	65%	65%	N/A
Other	$648	$820	$798	$892	$1,011	56%
Other — TTM	$2,211	$2,523	$2,820	$3,158	$3,520	59%
Balance Sheet
Cash and marketable securities	$5,248	$11,448	$7,895	$7,463	$7,689	47%
Inventory, net — ending	$5,065	$6,031	$5,395	$5,420	$6,068	20%
Inventory turnover, average — TTM	9.7	9.3	9.5	9.4	9.2	(5)%
Property and equipment, net	$5,662	$7,060	$7,674	$8,789	$9,991	76%
Accounts payable — ending	$8,369	$13,318	$8,916	$8,990	$10,037	20%
Accounts payable days — ending	75	76	68	73	75	—%
Other
WW shipping revenue	$517	$832	$633	$646	$721	39%
WW shipping costs	$1,153	$1,798	$1,396	$1,364	$1,532	33%
WW net shipping costs	$636	$966	$763	$718	$811	28%
WW net shipping costs — % of WW net sales	4.6%	4.5%	4.7%	4.6%	4.7%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	81,400	88,400	91,300	97,000	109,800	35%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•	References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•	References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•	References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide – for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.diapers.com, www.shopbop.com and www.zappos.com – as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:
Amazon.com Investor Relations	Amazon.com Public Relations
Sean Boyle, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir	www.amazon.com/pr